EXHIBIT 99.1

GEE Group Announces Fiscal Year 2020 and Fourth Quarter Results

Non-GAAP Adjusted EBITDA $6.1 million; $1.7 million for the Quarter

Jacksonville, FL December 29, 2020/ Accesswire / – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced consolidated financial results for the fourth quarter and fiscal year ended September 30, 2020.

Fourth Quarter and Full Year Highlights

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Revenue for the fiscal 2020 fourth quarter was approximately $31.0 million compared to approximately $38.9 million for fiscal 2019 fiscal fourth quarter. Contract staffing services contributed approximately $27.7 million or approximately 89% of revenue and direct placement services contributed approximately $3.3 million or approximately 11% of revenue. This compares to contract staffing services of approximately $34.1 million or approximately 88% of revenue and direct placement services of approximately $4.8 million or approximately 12% of revenue respectively for the same quarter of fiscal 2019. The decrease in revenue in the 2020 fiscal fourth quarter of approximately 20% as compared to the 2019 fiscal fourth quarter was primarily attributable to the ongoing effects of the coronavirus on the Company’s business as further described below.

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Revenue for the fiscal year ended September 30, 2020 was approximately $129.8 million compared to approximately $151.7 million for the fiscal year ended September 30, 2019, lower by approximately 14.4%. Contract staffing services contributed approximately $114.5 million or approximately 88% of revenue and direct placement services contributed approximately $15.3 million or approximately 12% of revenue. This compares to contract staffing services of approximately $133.1 million or approximately 88% of revenue and direct placement services of approximately $18.5 million or approximately 12% of revenue respectively for the 2019 fiscal year. The overall decrease in contract staffing services and direct placement services revenue for fiscal 2020 compared to fiscal 2019 was primarily due to the continuous impact of the COVID-19 pandemic and the resulting mitigation efforts beginning approximately in mid-March 2020. This resulted in a decline in demand for GEE Group’s contract staffing and direct hire placement services due to government mandated and voluntary client closures, postponement of certain customer projects and an overall decline in U.S. business activity. The decrease occurred primarily in the Company’s finance, accounting and office support units together with the light industrial segment. GEE Group’s information technology (“IT”) group as a whole, which comprised approximately 44% of consolidated revenue and approximately 51% of Professional segment revenues for fiscal 2020, faired much better as it is more suited for the remote working environment with longer term client IT project work.

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Revenue from the combined professional contract and professional direct placement services, which is comprised of staffing and solutions in the IT, engineering, healthcare and finance & accounting specialties, was approximately $26.5 million and represents approximately 85% of total revenue for the 2020 fiscal fourth quarter and approximately $112.3 million and approximately 86 % of total revenue respectively for the fiscal year ended September 30, 2020. This compares to approximately $33.3 million or approximately 86% of total revenue for the fourth quarter of fiscal 2019 and approximately $130.0 million and approximately 86% of total revenue respectively for the fiscal year ended September 30, 2019. A component of the Company’s strategic plan is to focus on the higher margin professional staffing and solutions services sectors through organic growth and acquisitions.

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Overall combined gross margin for the fiscal fourth quarter ended September 30, 2020 (including direct placement services which is recorded at 100% gross margin) was approximately 34.0% compared to approximately 34.2% for the fiscal fourth quarter ended September 30, 2019. The combined overall contract staffing gross margin (excluding direct placement services) was approximately 26.1% for the fiscal year fourth quarter of 2020 versus approximately 25.0% for the comparable prior year quarter. Overall combined professional services gross margin for the 2020 fiscal year fourth quarter (including direct placement services) was approximately 35.2% versus approximately 37.3% for the 2019 fiscal year fourth quarter. Professional contract staffing services gross margin (excluding direct placement services) for the fourth quarter ended September 30, 2020 was approximately 25.9% vs. approximately 26.8% for the comparable prior year quarter. Industrial staffing services gross margin was approximately 14.9% for the 2020 fiscal year fourth quarter versus approximately 15.9% for the 2019 fiscal year fourth quarter. The gross margin in the industrial staffing segment for the 2020 and 2019 fiscal year fourth quarters is unadjusted for the full effect of workers’ compensation rebates received; if the rebates were taken into account in the respective fourth quarters, gross margin would be several hundred basis points higher. See comparative full fiscal year results below). The changes in GEE’s 2020 fiscal year fourth quarter versus the 2019 fiscal year fourth quarter in overall gross margin, overall contract staffing services gross margin, professional contract staffing services gross margin and industrial staffing services gross margin are primarily attributable to a variety of factors including more direct placement revenue as a percentage of total revenue in the fiscal 2019 fourth quarter compared to the fourth quarter of fiscal 2020, revenue mix and the elimination of lower margin business plus the benefit of an enhanced workers compensation program including rebates in the commercial (industrial) staffing services division.

2

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The Company’s overall combined gross margin for the fiscal year ended September 30, 2020 (including direct placement services) was approximately 34.4% compared to approximately 34.3% for the fiscal year ended September 30, 2019. The combined overall contract staffing services gross margin (excluding direct placement services) was approximately 25.7% for the 2020 fiscal year end versus approximately 25.2% for the 2019 fiscal year end. Professional contract staffing services gross margin (excluding direct placement services) for the 2020 fiscal year end was approximately 26.4% compared to approximately 26.0% for the 2019 fiscal year end. Including workers’ compensation rebates earned in each of the fiscal years, industrial staffing services gross margin for the 2020 fiscal year end was approximately 21.7% compared to approximately 20.8% for the 2019 fiscal year end.

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Selling, general and administrative expenses (SG&A) were approximately $10.1 million and approximately 33% as a percentage of revenue for the 2020 fiscal fourth quarter compared to approximately $12.2 million and approximately 31% of revenue for the 2019 fiscal fourth quarter. SG&A expenses included noncash stock compensation expenses of approximately $269,000 and acquisition, integration and restructuring expenses of approximately $1.0 million for the fiscal 2020 fourth quarter and noncash stock compensation expenses of approximately $525,000 and acquisition, integration and restructuring expenses of approximately $1.3 million for the fiscal 2019 fourth quarter.

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SG&A was approximately $44.4 million for the 2020 fiscal year compared to approximately $46.7 million for the 2019 fiscal year. Selling, general and administrative expenses (SG&A) as a percentage of revenue for the 2020 fiscal year were approximately 34% compared to approximately 31% of revenue for the 2019 fiscal year. SG&A expenses included noncash stock compensation expenses of approximately $1.6 million and acquisition, integration and restructuring expenses of approximately $4.3 million for the fiscal year ended September 30, 2020 and noncash stock compensation expenses of approximately $2.2 million and acquisition, integration and restructuring expenses of approximately $4.3 million for the fiscal year ended September 30, 2019. SG&A for the 2020 fiscal year also included approximately $1.7 million in bad debt expenses associated with a single commercial client of the Industrial segment that declared bankruptcy earlier in 2020.

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GAAP loss from operations for the 2020 fiscal fourth quarter was approximately $9.6 million (inclusive of a noncash goodwill impairment charge of approximately $8.9 million) compared to a GAAP loss from operations of approximately $386,000 for the fiscal 2019 fiscal fourth quarter. GAAP loss from operations for the fiscal year ended September 30, 2020 was approximately $13.8 million (inclusive of a noncash goodwill impairment charge of approximately $8.9 million) versus a GAAP loss from operations of approximately $5.0 million (inclusive of a noncash goodwill impairment charge of approximately $4.3 million) for the fiscal year ended September 30, 2019.

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GAAP net loss for the fiscal fourth quarter ended September 30, 2020 was approximately $12.6 million compared to a GAAP net loss of approximately $3.6 million for the fiscal fourth quarter ended September 30, 2019. The GAAP net loss for the fiscal fourth quarter of 2020 included a noncash goodwill impairment charge of approximately $8.9 million. GAAP net loss for the fiscal year ended September 30, 2020 was approximately $14.4 million (inclusive of a noncash goodwill impairment charge of approximately $8.9 million) versus a GAAP net loss of approximately $17.8 million (inclusive of a noncash goodwill impairment charge of approximately $4.3 million) for the fiscal year ended September 30, 2019.

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Adjusted EBITDA, a non-GAAP financial measure computed by adjusting earnings before interest, taxes depreciation and amortization (“EBITDA”) to exclude noncash stock compensation expenses, acquisition, integration & restructuring expenses, gains on extinguishment of debt and noncash goodwill impairment charges, for the fiscal fourth quarter ended September 30, 2020 was approximately $1.7 million versus adjusted EBITDA of approximately $2.9 million for the comparable 2019 prior year fiscal fourth quarter. Reconciliations of non-GAAP adjusted EBITDA for the fiscal fourth quarters of 2020 and 2019 to GAAP net income (net loss) for those periods are attached to this press release.

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Adjusted EBITDA, a non-GAAP financial measure computed by adjusting earnings before interest, taxes depreciation and amortization (“EBITDA”) to exclude noncash stock compensation expenses, acquisition, integration & restructuring expenses, gain on extinguishment of debt and noncash goodwill impairment charges for the fiscal year ended September 30, 2020 was approximately $6.1 million versus adjusted EBITDA of approximately $11.8 million for the fiscal year ended September 30, 2019. Reconciliations of non-GAAP adjusted EBITDA for the fiscal years ended September 30, 2020 and September 30, 2019 to GAAP net income (net loss) for those periods are attached to this press release.

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Select GAAP Balance Sheet Highlights as of September 30, 2020 (see balance sheet attached to this press release): Approximate Cash of $14 million; Approximate Working Capital of $13.4 million; Approximate Current Ratio of 1.7 to 1; Approximate Shareholders’ Equity of $27 million.

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Additional relevant financial and other information: During fiscal 2020, GEE Group amended its revolving credit facility. The Company believes the loan modifications are beneficial since they provide more flexible debt covenants, reduced principal payments and other changes which will help improve the Company’s cash flow and better meet its needs as it navigates through the pandemic and executes its growth strategy. In addition, the Company is exploring opportunities to lower its senior borrowing costs on its “ABL” facility and term loan with the further objective of reducing the Company’s overall indebtedness. The Company, on June 30, 2020, eliminated approximately $47.4 million in leverage consisting of subordinated debt ($19.7 million) and preferred stock mezzanine financing ($27.7 million) as an initial step in the deleveraging process. The transaction increased GEE Group’s Shareholders’ Equity by approximately $40 million. Earlier in the fiscal year, GEE Group was able to secure Payroll Protection Plan loans (“PPP”) which significantly helped the Company weather the COVID 19 disruption to its business. GEE Group is in the process of applying for maximum PPP loan forgiveness as it believes it meets the criteria set forth by the U.S. Small Business Administration (“SBA”) and the U.S. Treasury Department. See Form 10K for the fiscal year ended September 30, 2020 filed with the SEC for a more complete description of the revolving credit facility and related amendments, PPP loans and other CARES Act benefits utilized by the Company.

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The aforementioned Fourth Quarter and Full Year Highlights should be read in conjunction with all of the financial and other information included in GEE Group’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and 8-K/A, and Information Statements on Schedules 14A & 14C, filed with the SEC for the fiscal years 2020 and 2019, the discussion of financial results in this press release, and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the measures provided by GAAP as further discussed below in this press release. Financial information provided in this press release may consist of estimates, projected financial information and certain assumptions that are considered forward looking statements and are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance. See “Forward-Looking Statements” below which incorporates “Risk Factors” related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company’s business.

Use of Non-GAAP Financial Measures

The Company discloses and uses non-GAAP financial measures internally by GEE Group’s management and board of directors as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational and budgetary goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation expenses, acquisition, integration & restructuring expenses, gain on extinguishment of debt and noncash goodwill impairment charges. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included or not included, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as a substitute for, nor as being superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10-K and Form 10-Q for the respective periods filed with the SEC. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in Form 10-K and Form 10-Q for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (loss) referred to in the highlights or elsewhere in this press release are provided in the schedules that are a part of this press release.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “In light of the challenges presented by the pandemic, the Company had solid financial performance in the fourth quarter and the fiscal year ended September 30, 2020. Our employees responded favorably and adapted well to a remote working environment and successfully navigated through the obstacles presented by COVID-19 such as client office closures, government mandated shutdowns, postponement of hiring and delayed project work by customers. Fortunately, GEE Group experienced a gradual yet steady increase in temporary workers placed on assignment as well as direct hire placements beginning in the third quarter. We continued to experience increasing demand and a fairly robust hiring environment throughout the fourth quarter and expect that to continue into the first quarter of fiscal 2021. Our Company continues to streamline and further integrate operations, consolidate brands and improve the overall productivity of our hard-working sales, recruitment and account management personnel. GEE Group is now selectively adding human resources in the field to accelerate revenue growth to meet the aggressive budget goals established for fiscal 2021. This will help our staff better meet the growing demand for existing customers and expand our client base. We continue to refine and broaden our menu of services and delivery capability.”

Mr. Dewan added, “We will continue to build on the progress made in fiscal 2020 and expect to obtain some additional operational efficiencies and economies of scale in fiscal 2021.The cost savings expected coupled with our anticipated revenue gains will help GEE significantly improve its bottom line in fiscal 2021. The Company’s mission is clear. It will focus on organic growth, cross selling services within offices and geographically and continue to be opportunistic with potential strategic acquisitions and mergers, which will be beneficial to the operations and financial position of the Company and be accretive to earnings and maximize shareholder value.”

Mr. Dewan concluded, “Demand for our services through the end of 2020, absent the holiday schedule, continues to improve. We anticipate that the employment environment will continue to recover as we enter the New Year. The widespread use of on-demand labor coupled with continued requirements for full time hires will benefit our Company in 2021 and beyond. Our talented field leadership team and local office professional staff continue to deliver outstanding customer service and thus we are optimistic about GEE Group’s continued success as we enter into 2021.”

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Fourth Quarter Ended September 30,

(In thousands)
	2020	2019
Net income (net loss) GAAP	$(12,550)	$(3,586)
Interest expense, net	2,615	3,231
Taxes (benefit)	326	(30)
Depreciation and amortization	1,184	1,477
Stock compensation & other	273	525
Acquisition, integr. & restr.	1,026	1,291
Noncash goodwill impairment	8,850	-
Non-GAAP adjusted EBITDA	$1,724	$2,908

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Year Ended September 30,

(In thousands)
	2020	2019
Net income (net loss) GAAP	$(14,347)	$(17,763)
Interest expense, net	12,233	12,440
Taxes (benefit)	597	370
Depreciation and amortization	5,286	5,935
Stock compensation & other	1,564	2,186
Acquisition, integr. & restr.	4,271	4,281
Noncash goodwill impairment	8,850	4,300
Gain on debt extinguishment	(12,316)	-
Non-GAAP adjusted EBITA	$6,138	$11,749

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental to and continues to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which is exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing from commercial sources or government programs such as the main street lending facility or other economic relief programs, failure to obtain partial or full forgiveness on payroll protection loans or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government regulations and mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly “coronavirus” (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.
Kim Thorpe
904.512.7504
invest@genp.com

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GEE GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Year Ended September 30,
(in thousands except per share data)	2020	2019	2020	2019
NET REVENUES:
Contract staffing services	$27,691	$34,086	$114,526	$133,143
Direct hire placement services	3,313	4,767	15,309	18,531
NET REVENUES	31,004	38,853	129,835	151,674
	-	-
Cost of contract services	20,477	25,560	85,131	99,653
GROSS PROFIT	10,527	13,293	44,704	52,021
	-	-
Selling, general and administrative expenses (including noncash	-	-
stock-based compensation expense of $1,559 and $2,186 respectively)	10,102	12,202	44,401	46,739
Depreciation expense	67	80	248	349
Amortization of intangible assets	1,117	1,397	5,038	5,586
Goodwill impairment charge	8,850	-	8,850	4,300
LOSS FROM OPERATIONS	(9,609)	(386)	(13,833)	(4,953)
Gain on extinguishment of debt	-	-	12,316	-
Interest expense	(2,615)	(3,231)	(12,233)	(12,440)
LOSS BEFORE INCOME TAX PROVISION	(12,224)	(3,617)	(13,750)	(17,393)
Provision for income tax (benefit)	326	(30)	597	370
NET LOSS	(12,550)	(3,587)	(14,347)	(17,763)
Gain on redeemed preferred stock	-	-	24,475	-
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,550)	$(3,587)	$10,128	$(17,763)

BASIC EARNINGS (LOSS) PER SHARE	(0.71)	(0.29)	$0.67	$(1.50)
DILUTED EARNINGS (LOSS) PER SHARE	(0.66)	(0.29)	$(1.14)	$(1.50)
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	17,667	12,524	15,214	11,840
DILUTED	18,977	12,524	21,570	11,840

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GEE GROUP INC.
CONSOLIDATED BALANCE SHEETS

(in thousands)
ASSETS	September 30, 2020	September 30, 2019
CURRENT ASSETS:
Cash	$14,074	$4,055
Accounts receivable, less allowances ($2,072 and $515, respectively)	16,047	20,826
Prepaid expenses and other current assets	1,393	2,221
Total current assets	31,514	27,102
Property and equipment, net	906	852
Goodwill	63,443	72,293
Intangible assets, net	18,843	23,881
Right-of-use assets	4,623	-
Other long-term assets	684	353
TOTAL ASSETS	$120,013	$124,481

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,051	$3,733
Acquisition deposit for working capital guarantee	-	783
Accrued compensation	5,506	5,212
Short-term portion of term loan, net of discount	-	4,668
Subordinated debt	-	1,000
Current Paycheck Protection Program Loans and accrued interest	2,243	-
Current operating lease liabilities	1,615	-
Other current liabilities	6,748	3,172
Total current liabilities	18,163	18,568
Deferred taxes	430	300
Paycheck Protection Program loans and accrued interest	17,779	-
Revolving credit facility	11,828	14,215
Term loan, net of discount	37,752	36,029
Subordinated convertible debt
(includes $0 and $1,269, net of discount, respectively, due to related parties)	-	17,954
Noncurrent operating lease liabilities	3,927	-
Other long-term liabilities	2,756	595
Total long-term liabilities	74,472	69,093

Commitments and contingencies

MEZZANINE EQUITY
Preferred stock; no par value; authorized - 20,000 shares -
Preferred series A stock; authorized -160 shares; issued and outstanding - none	-	-
Preferred series B stock; authorized - 5,950 shares; issued and outstanding - 0 and 5,566 shares at September 30, 2020 and September 30, 2019, respectively; liquidation value of the preferred series B stock is approximately $0 and $27,050 at September 30, 2020 and September 30, 2019, respectively	-	27,551
Preferred series C stock; authorized - 3,000 shares; issued and outstanding - 0 and 60 shares at September 30, 2020 and September 30, 2019, respectively; liquidation value of the preferred series C stock is approximately $0 and $60 at September 30, 2020 and September 30, 2019, respectively	-	60
Total mezzanine equity	-	27,611
SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 17,667 shares at September 30, 2020 and 12,538 shares at September 30, 2019, respectively	-	-
Additional paid in capital	58,031	49,990
Accumulated deficit	(30,653)	(40,781)
Total shareholders' equity	27,378	9,209
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$120,013	$124,481

SOURCE: GEE Group Inc.

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